CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital New York Recovery REIT, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital New York Recovery REIT

Breaks Escrow in Pennsylvania

New York, NY, March 6, 2012 – American Realty Capital New York Recovery REIT, Inc. (the “Company”) announced today that it had raised in excess of $75.0 million in aggregate gross proceeds from all investors for its shares of common stock. Accordingly, the Company is now accepting subscriptions from all states where it has cleared, including subscriptions from residents of Pennsylvania.

American Realty Capital New York Recovery REIT, Inc. is a publicly registered, non-traded real estate investment program.

To arrange interviews with executives of American Realty Capital New York Recovery REIT, Inc. please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

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